UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2013

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On May 21, 2013, NPS Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives for the underwriters named therein, relating to an underwritten public offering of 6,000,000 shares of its common stock, $0.001 par value per share, at a price to the public of $14.53 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock at the Offering Price, less underwriting discounts and commissions. The Company expects to receive approximately $81.1 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the underwriters of their option to purchase additional shares, or approximately $93.4 million if the underwriters exercise their option to purchase additional shares in full.

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers, Canaccord Genuity Inc. and Leerink Swann LLC are acting as lead co-managers, and Oppenheimer & Co. Inc. and Wedbush Wedbush PacGrow Life Sciences are acting as co-managers. The shares are expected to be delivered to the underwriters on or about May 28, 2013, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-176006 ) previously filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and the accompanying prospectus filed with the SEC. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

A copy of the opinion of the Jenner & Block LLP relating to the validity of the shares of common stock issued in the offering is attached hereto as Exhibit 5.1.

Statements made in this report, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and beliefs regarding the completion of the proposed public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risk and uncertainties related to whether or not we will be able to raise capital through the sale of shares of common stock, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that we will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. Additional risks and uncertainties relating to the proposed offering, NPS and our business can be found under the heading “Risk Factors” included in the preliminary prospectus supplement related to the proposed offering filed with the SEC on or about the date hereof, and in other filings we periodically make with the SEC. In addition, the forward-looking statements included in this report represent our views as of the date of this report. We anticipate that subsequent events and developments could cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report.

Item 9.01.           Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, among the Company and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives for the underwriters named therein, dated as of May 21, 2013.

5.1	Legal Opinion of Jenner & Block LLP.

23.1	Consent of Jenner & Block LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward S. Stratemeir
Edward Stratemeier Senior Vice President, General Counsel and Secretary